EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-189264) and (File No. 333-199822) of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern, dated August 13, 2020 included in Sparta Commercial Services, Inc.’s Annual Report on Form 10-K for the year ended April 30, 2020.

/s/ Boyle CPA, LLC

Boyle CPA, LLC
Bayville, NJ
August 13, 2020

361 Hopedale Drive SE	P (732) 822-4427
Bayville, NJ 08721	F (732) 510-0665